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                                                                    Exhibit 23.3





              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUTANTS
              --------------------------------------------------

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 1, 1995 on the combined financial statements of Hudson Management Corporation and subsidiaries and Envirocycle, Inc., included in the Republic Waste Industries, Inc. definitive proxy statement dated July 24, 1995 and to all references to our Firm included in this registration statement.




                             ARTHUR ANDERSEN LLP




Fort Lauderdale, Florida
August 7, 1995